EXHIBIT 10.8

COCA-COLA ENTERPRISES INC.

EXECUTIVE PENSION PLAN

(AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2002)

TABLE OF CONTENTS

Page

ARTICLE I INTRODUCTION AND PURPOSE		1

1.1.	Purpose	1
1.2.	Amendment and Restatement	1

ARTICLE II DEFINITIONS		1

2.1.	“Administrative Committee”	1
2.2.	“Beneficiary”	1
2.3.	“Benefit Service”	1
2.4.	“Code”	1
2.5.	“Company”	1
2.6.	“Compensation”	1
2.7.	“Controlled Group”	1
2.8.	“Disability”	1
2.9.	“Early Retirement Age”	1
2.10.	“Eligible Employee”	2
2.11.	“Employee”	2
2.12.	“Employer”	2
2.13.	“Final Average Earnings”	2
2.14.	“Normal Retirement Age”	2
2.15.	“Participant”	2
2.16.	“Pension Plan”	2
2.17.	“Pension Plan Base Benefit”	2
2.18.	“Plan”	2
2.19.	“Plan Year”	2
2.20.	“PPO Account”	2
2.21.	“Related Company”	2
2.22.	“Social Security Taxable Wage Base”	3
2.23.	“Supplemental MESIP”	3
2.24.	“Supplemental Pension Plan”	3
2.25.	“Supplemental Retirement Plan”	3
2.26.	“Surviving Spouse”	3
2.27.	“Vesting Service”	3

ARTICLE III PARTICIPATION		3

3.1.	Initial Participation	3
3.2.	Cessation of Participation	3

ARTICLE IV BENEFITS		4

4.1.	Normal Retirement Benefit	4
4.2.	Early Retirement Benefit	4
4.3.	Deferred Retirement Benefit	5

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4.4.	Retirement Benefits for a Disabled Participant	5
4.5.	Deferred Vested Benefit	6
4.6.	Preretirement Surviving Spouse Benefit	6
4.7.	Postretirement Survivor Benefit	7
4.8.	Pension Purchase Option Benefit	7
4.9.	Minimum Benefit for Former Participants in Supplemental Pension Plan	8
4.10.	Commencement and Form of Benefit Payment	8
4.11.	Actuarial Equivalence	9
4.12.	Condition on Payment of Benefits.	9
4.13.	Limitation on Plan Benefits	9

ARTICLE V FORFEITABILITY		9

ARTICLE VI PLAN ADMINISTRATION		9

6.1.	Administrative Committee	9
6.2.	Administrative Committee Action	9
6.3.	Rights and Duties	10
6.4.	Compensation, Indemnity, and Liability	10
6.5.	Taxes	10

ARTICLE VII CLAIMS PROCEDURE		10

ARTICLE VIII AMENDMENT AND TERMINATION		10

8.1.	Amendment	10
8.2.	Termination of the Plan	11

ARTICLE IX MISCELLANEOUS		11

9.1.	Limitation on Participant’s Rights	11
9.2.	Benefits Unfunded	11
9.3.	Other Plans	11
9.4.	Governing Law	11
9.5.	Gender, Number, and Headings	12
9.6.	Successors and Assigns; Nonalienation of Benefits	12

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ARTICLE I

INTRODUCTION AND PURPOSE

1.1.    Purpose.    The purpose of the Coca-Cola Enterprises Inc. Executive Pension Plan (the “Plan”) is to supplement, for a select group of eligible executives of the Company and affiliates that have adopted the Plan, the retirement benefits provided under the Coca-Cola Enterprises Employees’ Pension Plan.

1.2.    Amendment and Restatement.    Coca-Cola Enterprises Inc. hereby amends and restates the Plan, effective January 1, 2002, except as otherwise provided.

ARTICLE II

DEFINITIONS

2.1.    “Administrative Committee”    means the committee appointed pursuant to Article VI to administer the Plan.

2.2.    “Beneficiary”    shall have the same meaning as “Beneficiary” under the Pension Plan. If an unmarried Participant who dies while an Eligible Employee does not designate a Beneficiary, his estate shall be his Beneficiary.

2.3.    “Benefit Service”    shall have the same meaning as “Benefit Service” under the Pension Plan and shall be determined in the same manner as under the Pension Plan. Notwithstanding the preceding sentence, “Benefit Service” may also, in the sole discretion of the Administrative Committee, include service granted under an employment, severance, settlement or other written agreement between the Participant or a Related Company and the Employer.

2.4.    “Code”    means the Internal Revenue Code of 1986, as amended.

2.5.    “Company”    means Coca-Cola Enterprises Inc., a Delaware corporation, or its successor or successors.

2.6.    “Compensation” means those amounts included in the definition of “Compensation” under the Pension Plan determined without regard to the limits of Code Section 401(a)(17), plus any amounts deferred by the Participant under the Supplemental MESIP and any other nonqualified deferred compensation arrangement between the Employer and the Participant, provided such amounts shall be considered only in the year in which they are first deferred and not in any later year, including the year(s) of receipt.

2.7.    “Controlled Group”    shall have the same meaning as “Controlled Group” under the Pension Plan.

2.8.     “Disability”    shall have the same meaning as “Disability” under the Pension Plan.

2.9.     “Early Retirement Age”    means the date on which a Participant has both attained age 55 and completed at least 5 years of Vesting Service.

2.10.     “Eligible Employee”    means an Employee who is employed in a position classified as an Executive Band or higher position, or in a position otherwise determined to be eligible for participation by the Administrative Committee.

2.11.     “Employee”    means any person who is an employee on the payroll of the Employer and shall exclude any person not on the payroll of the Employer, such as an independent contractor or person paid by a temporary staffing or similar agency, even if a court or administrative agency determines at any time that such an individual is a common law employee of the Employer.

2.12.    “Employer”    means the Company and any other member of the Controlled Group adopting the Plan with the consent of the Company.

2.13.    “Final Average Earnings”    shall be determined in the same manner as “Final Average Earnings” under the Pension Plan, provided, however, that Compensation shall be used in making such determination. Effective November 1, 2001, Compensation earned in the year in which the Participant terminates employment with the Controlled Group will be considered Compensation earned in a complete calendar year.

2.14.    “Normal Retirement Age”    means age 65.

2.15.    “Participant”    means an Eligible Employee who satisfied the requirements for participation in the Plan. Any current or former Employee who has an interest under the Plan shall also be considered a Participant.

2.16.    “Pension Plan”    means the Coca-Cola Enterprises Employees’ Pension Plan.

2.17.    “Pension Plan Base Benefit”    means the retirement benefit the Participant receives under the Pension Plan excluding any portion of such benefit attributable to (A) a rollover to the Pension Plan from a defined contribution plan, (B) any “add on” benefits relating to certain merged plans as described in the definition of an “Accrued Benefit” under the Pension Plan, or (C) any early retirement supplement paid pursuant to Article III.I. of the Pension Plan and determined before any applicable offset to such retirement benefit as described in the definition of an “Accrued Benefit” under the Pension Plan.

2.18.    “Plan”    means the Coca-Cola Enterprises Inc. Executive Pension Plan.

2.19.    “Plan Year”    means the 12-month period beginning each January 1st and ending on the next December 31st.

2.20.    “PPO Account”    means the account established on behalf of a Participant who has elected a direct rollover pursuant to Section 4.8.

2.21.    “Related Company”    shall have the same meaning as “Related Company” under the Pension Plan.

2.22.    “Social Security Taxable Wage Base”    means, with respect to any calendar year, the contribution and benefit base in effect under Section 230 of the Social Security Act at the beginning of the calendar year.

2.23.    “Supplemental MESIP”    means the Coca-Cola Enterprises Inc. Supplemental Matched Employee Savings and Investment Plan.

2.24.    “Supplemental Pension Plan”    means the Coca-Cola Enterprises Inc. Supplemental Pension Plan.

2.25.    “Supplemental Retirement Plan”    means the Johnston Coca-Cola Bottling Group, Inc. Supplemental Retirement Plan (As Amended and Restated January 1, 1991).

2.26.    “Surviving Spouse”    shall have the same meaning as “Surviving Spouse” under the Pension Plan.

2.27.    “Vesting Service”    shall have the same meaning as “Vesting Service” under the Pension Plan and shall be determined, for purposes of the Plan, in the same manner as under the Pension Plan. Notwithstanding the preceding sentence, “Vesting Service” may also, in the sole discretion of the Administrative Committee, include periods of service granted under an employment, severance, settlement or other written agreement between the Participant or a Related Company and the Employer.

ARTICLE III

PARTICIPATION

3.1.    Initial Participation.    An Employee shall become a Participant in the Plan on the later of the date on which he (1) becomes an Eligible Employee or (2) becomes a participant in the Pension Plan.

3.2.    Cessation of Participation.    A Participant who ceases to be an Eligible Employee as a result of a change in his employment classification shall no longer be a Participant and shall not be entitled to receive a benefit under the Plan after the last day of the year in which the change in employment classification occurs or after such other applicable date determined by the Administrative Committee. If such a Participant terminates employment with the Employer and all other members of the Controlled Group before the end of the period described in the foregoing sentence, any benefit calculations under the Plan shall include Compensation and Benefit Service through the date of such termination of employment. A Participant who terminates employment with the Employer and all other members of the Controlled Group after the period described in the first sentence of this Section shall have the benefit calculated under Section 4.1(b)(1) as of the date he is no longer a Participant transferred to the Supplemental Pension Plan. Such transferred benefit shall constitute a minimum benefit as provided in Section 4.5 of the Supplemental Pension Plan, shall be adjusted with respect to any variations between the Plan and the Supplemental Pension Plan in retirement ages, reduction factors or similar calculation bases solely in the discretion of the administrative committee of the Supplemental Pension Plan and shall continue to be subject to the noncompetition restrictions and related forfeiture provisions of Article V. Any PPO Account of such Participant shall also be transferred to the Supplemental Pension Plan.

ARTICLE IV

BENEFITS

4.1.    Normal Retirement Benefit.

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(a)	Eligibility. A Participant whose employment with the Employer and all other members of the Controlled Group terminates upon attainment of his Normal Retirement Age shall be eligible for a Normal Retirement Benefit.

(b)	Amount. A Normal Retirement Benefit, stated as an annuity for the life of the Participant, shall be a benefit in an amount equal to the excess, if any, of (1) over (2) below:

(1)	A retirement benefit equal to 1.15% percent of the Participant’s Final Average Earnings plus 0.25% of the Participant’s Final Average Earnings in excess of the Social Security Taxable Wage Base in effect in the year the Participant terminates employment with the Employer and all other members of the Controlled Group multiplied by the Participant’s Benefit Service.

(2)	The Participant’s Pension Plan Base Benefit and any benefit he receives under the Supplemental Retirement Plan.

4.2.    Early Retirement Benefit.

(a)	Eligibility. A Participant whose employment with the Employer and all other members of the Controlled Group terminates on or after the date he first attains his Early Retirement Age but before he attains Normal Retirement Age shall be eligible for an Early Retirement Benefit.

(b)	Amount. An Early Retirement Benefit, stated as an annuity for the life of the Participant, shall be a benefit in an amount equal to the excess, if any, of (1) over (2) below:

(1)	The amount calculated under Section 4.1(b)(1), reduced by 1.5% for each year, up to five years, by which the Participant’s first payment under the Plan precedes age 65 and by 5% for each year by which the Participant’s first payment under the Plan precedes age 60. The foregoing reductions shall be applied on a monthly basis.

(2)	The Participant’s Pension Plan Base Benefit and any benefit he receives under the Supplemental Retirement Plan.

4.3.    Deferred Retirement Benefit.

(a)	Eligibility. A Participant whose employment with the Employer and all other members of the Controlled Group terminates after he has attained his Normal Retirement Age shall be eligible for a Deferred Retirement Benefit.

(b)	Amount. A Deferred Retirement Benefit shall be a benefit calculated under Section 4.1(b), taking into account Benefit Service after Normal Retirement Age.

4.4.    Retirement Benefits for a Disabled Participant.

(a)	Eligibility. A Participant who incurs a Disability while an Eligible Employee and after completing five (5) years of Vesting Service shall be deemed to be an active Participant in the Plan during the period of such Disability.

(b)	Amount. A Participant who is eligible for benefits under Section 4.4(a) shall be entitled to a benefit under Section 4.1(b) or, if applicable, under Section 4.2(b), calculated as if:

(1)	The Participant continued to accrue Benefit Service during such period of Disability to the same extent that such Participant continues to accrue benefit service under the Pension Plan. The accrual of Benefit Service shall cease with the month in which the Participant first attains Normal Retirement Age, elects to receive an Early Retirement Benefit, dies, or is no longer subject to a Disability. A Participant’s Disability shall cease when the Participant no longer receives Social Security disability benefits or benefits from an Employer provided long-term disability plan.

(2)	The Participant’s Final Average Earnings include Compensation for each complete year during the period of such Disability equal to the Participant’s Compensation in the last complete calendar year before the calendar year in which the Participant incurred such Disability.

4.5.    Deferred Vested Benefit.

(a)	Eligibility. A Participant whose employment with the Employer and all other members of the Controlled Group terminates after completing five (5) years of Vesting Service shall be eligible for a Deferred Vested Benefit.

(b)	Amount. A Deferred Vested Benefit shall be a benefit calculated under Section 4.1(b) or, if applicable, Section 4.2(b), taking into account any reduction for commencement of benefits before Normal Retirement Age.

4.6.    Preretirement Surviving Spouse Benefit.

(a)	After Normal Retirement Age. If a Participant dies after attaining Normal Retirement Age but before the commencement of benefits under this Plan or the election of the form of payment in which benefits will be paid under the Pension Plan, the amount to be paid to the Surviving Spouse, if any, or Beneficiary, in the case of an unmarried Participant who also dies while an Eligible Employee, shall be determined as the excess, if any, of (1) over (2) below:

(1)	The survivor portion of a joint and a 50% survivor annuity based on the amount calculated under Section 4.1(b)(1), or if applicable, Section 4.3(b);

(2)	The total of the survivor benefits payable to the Surviving Spouse or Beneficiary, in the case of an unmarried Participant who also dies while an Eligible Employee, under the Pension Plan based on the Pension Plan Base Benefit and the Supplemental Retirement Plan.

(b)	Before Normal Retirement Age and After Early Retirement Age. If a Participant dies (i) after attaining Early Retirement Age, (ii) before attaining Normal Retirement Age and (iii) before the commencement of benefits under this Plan or the election of the form of payment in which benefits will be paid under the Pension Plan, the amount to be paid to the Surviving Spouse, if any, or Beneficiary, in the case of an unmarried Participant who also dies while an Eligible Employee, shall be determined as the excess, if any, of (1) over (2) below:

(1)	A 50% survivor annuity based on the amount calculated under Section 4.2(b)(1), as if the Participant had retired on the day before death and elected to receive his retirement benefit in the form of an immediate joint and 50% survivor annuity, unless the Participant had applied for retirement and died within 90 days of electing a 75% or 100% survivor annuity, in which case the Surviving Spouse or Beneficiary, in the case of an unmarried Participant who also dies while an Employee, shall receive the survivor portion of such annuity;

(2)	The total of the survivor benefits payable to the Surviving Spouse or Beneficiary, in the case of an unmarried Participant who also dies while an Eligible Employee, under the Pension Plan based on the Pension Plan Base Benefit and the Supplemental Retirement Plan.

(c)	Before Early Retirement Age. If a Participant dies before attaining Early Retirement Age, the amount to be paid to the Surviving Spouse, if any, or Beneficiary, in the case of an unmarried Participant who also dies while an Eligible Employee, shall be determined as the excess, if any, of (1) over (2) below:

(1)	A 50% survivor annuity based on the amount calculated under Section 4.2(b)(1), as if the Participant had terminated employment on the date of death (if the Participant was still an Employee on the date of death); survived to the day before his Early Retirement Date; retired and elected to receive a joint and 50% survivor annuity; and died on his Early Retirement Date;

(2)	The total of the survivor benefits payable to the Surviving Spouse or Beneficiary, in the case of an unmarried Participant who also dies while an Eligible Employee, under the Pension Plan based on the Pension Plan Base Benefit and the Supplemental Retirement Plan.

(d)	Special Rules. If the Beneficiary of an unmarried Participant who dies while an Eligible Employee entitled to a benefit under Section 4.6 is his estate, such benefit shall be calculated with the assumption that the Beneficiary is the same age as the Participant. All benefits paid under Sections 4.6(b) and 4.6(c) to the Beneficiary of an unmarried Participant shall be paid as a lump sum.

If a Surviving Spouse or Beneficiary, as applicable, dies before payments commence, no benefits shall be payable under the Plan on behalf of the Participant, Surviving Spouse or Beneficiary.

4.7.    Postretirement Survivor Benefit.    Except as provided in Section 4.6, no survivor benefit shall be payable hereunder unless:

(a)	At the time of his death, the Participant was receiving a benefit or had elected to receive a benefit under this Plan in a form of distribution that provides for a survivor benefit payable to a Beneficiary; and

(b)	The Beneficiary survives him.

4.8.    Pension Purchase Option Benefit.

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(a)	From January 1, 1997 through September 30, 1999, a Participant was eligible to elect to roll over all or a portion of his account balance from the Supplemental MESIP, provided the Participant’s account balance under the Supplemental MESIP and the present value of the Participant’s accrued benefit under this Plan each equals at least $10,000 ($3,500 before October 1, 1999) at the time of the rollover. The amount rolled over from the Supplemental MESIP shall be used to provide a Pension Purchase Option (PPO) benefit paid in accordance with Article V. The Plan shall, in no event, accept rollover contributions from a plan other than the Supplemental MESIP.

(b)	The amount of the PPO benefit shall be determined as the actuarial equivalent of the balance of the Participant’s PPO Account on the date such account is established. The actuarial equivalence of the PPO benefit shall be determined using a mortality table derived by taking a fixed blend of 50 percent of the 1983 Group Annuity Table for Males and 50 percent of the 1983 Group Annuity Table for Females and using an interest rate of 7 percent.

(c)	If a Participant’s benefit under the Plan is to be paid as a single life annuity and the Participant dies before receiving his total PPO benefit, any remaining amount of his PPO benefit, determined using the actuarial factors described in Section 4.2(b), will be paid in cash to his Beneficiary.

4.9.    Minimum Benefit for Former Participants in Supplemental Pension Plan.    A Participant who participated in the Supplemental Pension Plan and transferred his benefit thereunder to the Plan pursuant to Section 3.3 of the Supplemental Pension Plan as a result of becoming eligible for the Plan shall be entitled to a minimum benefit calculated under Section 4.1(b)(1) or 4.2(b)(1) of the Plan, as applicable, equal to such Participant’s benefit calculated under Section 4.1(a)(1), 4.1(b)(1) or 4.1(c)(1) of the Supplemental Pension Plan as of the date he ceased to be an eligible employee thereunder. The Administration Committee shall in its sole discretion adjust such transferred benefit with respect to any variations between the Plan and the Supplemental Retirement Plan in retirement ages, reduction factors or similar calculation bases.

4.10.    Commencement and Form of Benefit Payment.    Benefits under this Plan shall not commence until the Participant or Beneficiary, as applicable, has elected to commence benefits under the Pension Plan and shall be distributed in accordance with the form, time and manner in which the Participant or Beneficiary, as applicable, elects to have benefits under the Pension Plan distributed. Notwithstanding the foregoing, if the present value of a Participant’s benefit under this Plan is equal to or less than $5,000 (without regard to any benefit payable under Section 4.8), such benefit shall be paid as a single-sum payment. Except for benefit increases granted to reflect cost of living increases (if any), if the benefit payable to the Participant or his Surviving Spouse or other Beneficiary from the Pension Plan is increased (except on account of benefits payable pursuant to a rollover from a defined contribution plan)

after benefits under the Plan have commenced, the Participant’s benefits under the Plan shall be reduced accordingly.

4.11.    Actuarial Equivalence.    Benefits described in the Plan shall be calculated on an actuarially equivalent basis, applying the definition of “Actuarial Equivalent” or “Applicable Interest Rate and Applicable Mortality Table,” in the case of lump sum calculations, under the Pension Plan, provided, however, that only such factors as apply under the Pension Plan without regard to any factors applicable to plans merged into the Pension Plan shall be used for this purpose.

4.12.    Condition on Payment of Benefits.    Benefits under this Plan shall not commence unless and until the Participant has executed an Agreement Not to Compete with the Company in substantially the form set forth in Appendix A to the Plan.

4.13.    Limitation on Plan Benefits.    The total of the benefits payable under the Plan, the Pension Plan Base Benefit and the Supplemental Retirement Plan shall not exceed three times the applicable limit under Code Section 415 as in effect on the date benefit payments commence. The benefits under this Plan shall be reduced to the extent necessary to satisfy this Section 4.13. Notwithstanding the foregoing, benefits payable under this Plan pursuant to Section 4.8 shall not be included in the amounts subject to the limitations of this Section 4.13.

ARTICLE V

FORFEITABILITY

Any benefits accrued under the Plan on behalf of a Participant shall be forfeited, any benefits that a Participant is receiving shall cease, and, unless otherwise determined by the Administrative Committee, all rights under the Plan shall be extinguished if the Administrative Committee determines that a Participant has breached the terms of the Agreement Not to Compete executed by such Participant as a condition of the payment of benefits under Section 4.12.

ARTICLE VI

PLAN ADMINISTRATION

6.1.    Administrative Committee.    The Plan shall be administered by an Administrative Committee that shall consist of at least three members appointed by the Company.

6.2.    Administrative Committee Action.    Action of the Administrative Committee may be taken with or without a meeting of its members, provided, however, that any action shall be taken only upon the vote or other affirmative expression of a majority of committee members qualified to vote with respect to such action. If a member of the Administrative Committee is a Participant, he shall not participate in any decision that solely affects his own benefits under the Plan.

6.3.    Rights and Duties.    The Administrative Committee shall administer the Plan and shall have all powers and discretion necessary to accomplish that purpose, including, but not limited to, the following:

(a)	to construe, interpret, and administer the terms and intent of the Plan with its decisions to be final and binding on all parties;

(b)	to make all determinations required by the Plan, and to maintain all necessary records of the Plan;

(c)	to compute and certify to the Company the amount of benefits payable to Participants or Beneficiaries, and to determine the time and manner in which such benefits are to be paid.

6.4.    Compensation, Indemnity, and Liability.    The Administrative Committee shall serve as such without bond and without compensation for services hereunder. All expenses of the Plan and the Administrative Committee shall be paid by the Employer. No member of the Administrative Committee shall be liable for any act or omission of any other member or any act or omission on his own part, except his own willful misconduct. The Employer shall indemnify and hold harmless each member of the Administrative Committee against any and all expenses and liabilities, including reasonable legal fees and expenses arising out of his membership on the Administrative Committee, except for expenses or liabilities arising out of his own willful misconduct.

6.5.    Taxes.    If all or any portion of a Participant’s or Beneficiary’s benefit under this Plan shall become liable for the payment of any income, employment, estate, inheritance, or other tax that the Employer shall be required to pay or withhold, the Employer shall have the full power and authority to withhold and pay such tax out of any monies or other property credited to such Participant or Beneficiary at the time the benefits under this Plan are distributable.

ARTICLE VII

CLAIMS PROCEDURE

Claims for benefits and appeals of claim determinations under the Plan shall be processed in the manner set forth under the claims and appeals procedures set forth in the Pension Plan, provided that for this purpose all references in the Pension Plan to the “Committee” shall be read as references to the Administrative Committee.

ARTICLE VIII

AMENDMENT AND TERMINATION

8.1.    Amendment.    The Company or Administrative Committee shall have the right to amend the Plan in whole or in part at any time, provided, however, that no amendment shall reduce the benefits accrued on behalf of any Participant as of the effective date of such amendment. Any amendment shall be in writing and executed by a duly authorized officer of the Company or a majority of members of the Administrative Committee.

8.2.    Termination of the Plan.    The Company reserves the right to discontinue and terminate the Plan at any time, in whole or in part, for any reason. In the event of termination of the Plan, the benefits accrued under the Plan on behalf of any Participant, as of the effective date of such termination, shall not be reduced and shall be distributed at a time and in the manner determined by the Administrative Committee.

ARTICLE IX

MISCELLANEOUS

9.1.    Limitation on Participant’s Rights.    Participation in this Plan shall not give any Participant the right to be retained in the Employer’s employ or any rights or interest in this Plan or any assets of the Employer other than as herein provided. The Employer reserves the right to terminate the employment of any Participant without any liability for any claim against the Employer under this Plan, except to the extent provided herein.

9.2.    Benefits Unfunded.    The benefits provided by this Plan shall be unfunded. All amounts payable under the Plan to Participants or Beneficiaries shall be paid from the general assets of the Employer, and nothing contained herein shall require the Employer to set aside or hold in trust any amounts or assets for the purpose of paying benefits. Participants and Beneficiaries shall have the status of general unsecured creditors of the Employer with respect to their benefits under the Plan or any other obligation of the Employer to pay benefits pursuant hereto. Any funds of the Employer available to pay benefits under the Plan shall be subject to the claims of general creditors of the Employer and may be used for any purpose by the Employer.

Notwithstanding the preceding paragraph, the Employer may at any time transfer assets to a trust for purposes of paying all or any part of its obligations under this Plan. To the extent that assets are held in a trust when a Participant’s benefits under the Plan become payable, the Administrative Committee shall direct the trustee to pay such benefits to the Participant from the assets of the trust.

9.3.    Other Plans.    This Plan shall not affect the right of any Eligible Employee or Participant to participate in and receive benefits under any employee benefit plans that are maintained by the Employer, unless the terms of such other employee benefit plan or plans specifically provide otherwise.

9.4.    Governing Law.    This Plan shall be construed, administered, and governed in all respects in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the State of Georgia, without regard to the conflict of laws principles thereunder. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.

9.5.    Gender, Number, and Headings.    In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall be deemed to include the other. Headings and subheadings in this Plan are inserted for convenience of reference only and are not considered in the construction of the provisions hereof.

9.6.    Successors and Assigns; Nonalienation of Benefits.    This Plan shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns, provided, however, that the amounts credited to the Account of a Participant shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to any benefits payable hereunder shall be void, including, without limitation, any assignment or alienation in connection with a separation, divorce, child support or similar arrangement.

APPENDIX A

Agreement Not to Compete

In return for entitlement to retirement benefits earned under the Coca-Cola Enterprises Inc. Executive Pension Plan (the “Plan”), whether payable under the Plan or any other supplemental retirement plan maintained by Coca-Cola Enterprises Inc. (the “Company”), I agree not to compete with the Company for a period of two years following my termination of employment for any reason.

Specifically, I agree that I will not:

1.	Participate in the management or operations of any business manufacturing, producing or distributing liquid, nonalcoholic refreshments, with the exception of The Coca-Cola Company and any licensee of The Coca-Cola Company.

2.	Participate in the ownership of any such business, with the exception of the ownership of stock of a public company, provided the ownership of such stock does not exceed 1% of the total outstanding shares. This ownership limitation does not apply to any company in which the Company or The Coca-Cola Company owns at least 20%.

I further agree that the geographic territory covered by this agreement is that territory in which the Company holds manufacturing, production or distribution rights for products of The Coca-Cola Company on the date this agreement is executed.

I further agree that the terms of this agreement, including the geographic restrictions on my future employment, are reasonable in light of my responsibilities in the management and supervision of the operations of the Company and the adequacy of consideration given in exchange for this agreement. If any court in any jurisdiction, however, determines that the terms of this agreement are more restrictive than necessary to protect the legitimate interests of the Company, such court may modify any term of this agreement in a manner that renders it enforceable.

I further agree that if I breach this agreement, I will forfeit all benefits earned on my behalf under the Plan, whether payable under the Plan or any other supplemental retirement plan maintained by the Company, and shall have no further rights thereto.

Date